Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	For Immediate Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President of Investor Relations
	732-747-7800	732-747-7800

K. HOVNANIAN ENTERPRISES, INC. ANNOUNCES EXPIRATION OF CONSENT

SOLICITATION AND RECEIPT OF REQUISITE CONSENTS TO AMEND INDENTURE FOR

ITS SECOND LIEN NOTES AND ANNOUNCES EXTENSION OF EXPIRATION DATE FOR

THE CONSENT SOLICITATION FOR ITS FIRST LIEN NOTES

RED BANK, NJ, September 23, 2014 – Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that its wholly owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), has received the requisite consents to adopt the proposed amendments (the “Proposed Amendments”) to the indenture governing K. Hovnanian’s 9.125% Senior Secured Second Lien Notes due 2020 (the “Second Lien Notes”) in connection with K. Hovnanian’s previously announced solicitation of consents with respect to K. Hovnanian’s 7.25% Senior Secured First Lien Notes due 2020 (the “First Lien Notes”) and Second Lien Notes (the “Consent Solicitations”), which expired with respect to the Second Lien Notes at 5:00 p.m., New York City time, on September 22, 2014 (the “Second Lien Notes Expiration Date”). The Company also announced that K. Hovnanian has extended the expiration date of the Consent Solicitation with respect to the First Lien Notes as discussed below. The Consent Solicitations are made in accordance with the terms and subject to the conditions stated in a Consent Solicitation Statement, dated September 11, 2014, and in a related Consent Form (together, the “Solicitation Documents”), to holders of record (“Holders”) as of 5:00 p.m., New York City time, on September 10, 2014.

K. Hovnanian has notified Wilmington Trust, National Association, the trustee and collateral agent under the indenture related to the Second Lien Notes (in both such capacities, the “Trustee”), that it has received the consent of the Holders of at least a majority in aggregate principal amount of outstanding Second Lien Notes as required to adopt the Proposed Amendments to the indenture governing the Second Lien Notes. Accordingly, K. Hovnanian, the Company, as guarantor, the other guarantors party thereto (together with the Company, the “Guarantors”), and the Trustee executed on September 22, 2014 a supplemental indenture to the indenture governing the Second Lien Notes (the “Supplemental Indenture”) effecting the Proposed Amendments. Consents under the Consent Solicitation with respect to the Second Lien Notes may no longer be revoked. The Supplemental Indenture is effective and constitutes a binding agreement among K. Hovnanian, the Guarantors and the Trustee as of its date of execution. However, the Supplemental Indenture, by its terms, provides that the Proposed Amendments will not become operative unless and until K. Hovnanian pays the consent consideration to the Information and Tabulation Agent for the consenting Holders of Second Lien Notes.

Holders of the Second Lien Notes who validly delivered and did not revoke consents to the Proposed Amendments in the manner described in the Solicitation Documents prior to the Second Lien Notes Expiration Date are eligible to receive consent consideration equal to $2.50 per $1,000 principal amount of Second Lien Notes for which consents were validly delivered prior to the Second Lien Notes Expiration Date (and not validly revoked). Holders of Second Lien Notes that provide consents after the Second Lien Notes Expiration Date will not receive consent consideration.

The Company also announced today that K. Hovnanian has modified the terms of the Consent Solicitation with respect to its First Lien Notes to extend the expiration date to 5:00 p.m., New York City time, on September 25, 2014 (such time and date, as the same may be extended or earlier terminated with respect to the First Lien Notes, the “First Lien Notes Expiration Date”).

Holders of First Lien Notes who validly deliver consents (and do not validly revoke such consents prior to the execution and effectiveness of a supplemental indenture effecting the Proposed Amendments to the indenture governing the First Lien Notes) on or prior to the First Lien Notes Expiration Date will be eligible to receive consent consideration equal to $2.50 per $1,000 principal amount of First Lien Notes for which consents have been validly delivered prior to the First Lien Notes Expiration Date (and not validly revoked). Holders of First Lien Notes who have previously delivered consents do not need to redeliver such consents or take any other action in response to this announcement in order to consent or receive the consent consideration upon the successful conclusion of the Consent Solicitation with respect to the First Lien Notes. Holders are referred to the Solicitation Documents for the detailed terms and conditions of the Consent Solicitation with respect to the First Lien Notes, all of which remain unchanged except as set forth in this release.

J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are the Solicitation Agents in connection with the Consent Solicitations. Persons with questions regarding the Consent Solicitations should contact J.P. Morgan Securities LLC at (212) 270-1200 (collect) or (800) 245-8812 (toll-free) (Attention: Liability Management Group), Citigroup Global Markets Inc. at (212) 723-6106 (collect) or (800) 558-3745 (toll-free) (Attention: Liability Management Group) or Credit Suisse Securities (USA) LLC at (212) 325-2476 (collect) or (800) 820-1653 (toll-free) (Attention: Liability Management Group). Requests for copies of the Solicitation Documents and other related materials should be directed to Global Bondholder Services Corporation, the Information and Tabulation Agent for the Consent Solicitations, at (212) 430-3774 (collect) or (866) 470-4200 (toll-free).

K. Hovnanian’s obligations to pay the consent consideration are set forth solely in the Solicitation Documents. This press release shall not constitute an offer to sell nor a solicitation of an offer to purchase any First Lien Notes, Second Lien Notes or other securities. The Consent Solicitations are being made only by, and pursuant to the terms of, the Solicitation Documents, and the information in this news release is qualified by reference to the Solicitation Documents. No recommendation is made, or has been authorized to be made, as to whether or not Holders of First Lien Notes should consent to the adoption of the Proposed Amendments pursuant to the Consent Solicitation with respect to the First Lien Notes. Each Holder of First Lien Notes must make its own decision as to whether to give its consent to the Proposed Amendments. The Consent Solicitation with respect to the First Lien Notes is not being made in any jurisdiction in which the making thereof would not be in compliance with the applicable laws of such jurisdiction. In any jurisdiction in which the Consent Solicitation with respect to the First Lien Notes is required to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of K. Hovnanian by the Solicitation Agents or one or more registered brokers or dealers licensed under the laws of such jurisdiction. None of the Company, K. Hovnanian, any Solicitation Agents or the Information and Tabulation Agent makes any recommendation in connection with the Consent Solicitation with respect to the First Lien Notes. Subject to applicable law, K. Hovnanian may amend, further extend or terminate the Consent Solicitation with respect to the First Lien Notes.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “forward-looking statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) changes in market conditions and seasonality of the Company’s business; (4) changes in home prices and sales activity in the markets where the Company builds homes; (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (6) fluctuations in interest rates and the availability of mortgage financing; (7) shortages in, and price fluctuations of, raw materials and labor; (8) the availability and cost of suitable land and improved lots; (9) levels of competition; (10) availability of financing to the Company; (11) utility shortages and outages or rate fluctuations; (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (13) the Company’s sources of liquidity; (14) changes in credit ratings; (15) availability of net operating loss carryforwards; (16) operations through joint ventures with third parties; (17) product liability litigation, warranty claims and claims made by mortgage investors; (18) successful identification and integration of acquisitions; (19) significant influence of the Company’s controlling stockholders; (20) changes in tax laws affecting the after-tax costs of owning a home; (21) geopolitical risks, terrorist acts and other acts of war; and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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